AMENDED AND RESTATED BY-LAWS OF
Virtus Total Return Fund
(a Delaware Statutory Trust)
Amended and Restated as of April 7, 2016


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TABLE OF CONTENTS

                                Page

ARTICLE I  Introduction 1
Section 1.
 Agreement and Declaration of Trust 1
Section 2.
 Definitions 1
ARTICLE II  Offices 1
Section 1.
 Principal Office 1
Section 2.
 Delaware Office 1
Section 3.
 Other Offices 1
ARTICLE III  Shareholder Meetings 2
Section 1.
 Location 2
Section 2.
 Call of Meetings 2
Section 3.
 Notice of Meetings 2
Section 4.
 Manner of Giving Notice; Affidavit of Notice 2
Section 5.
 Conduct of Meetings of Shareholders 3
Section 6.
 Adjourned Meeting; Notice 3
Section 7.
 Voting 3
Section 8.
 Waiver of Notice; Consent of Absent Shareholders 4
Section 9.
 Shareholder Action by Written Consent Without a
Meeting 4
Section 10.
 Record Date for Shareholder Notice, Voting and
Giving Consents 5
Section 11.
 Proposals of Shareholders 5
Section 12.
 Proxies 7
Section 13.
 Inspectors of Election 7
ARTICLE IV  Trustees 8
Section 1.
 Powers 8
Section 2.
 Number of Trustees 8
Section 3.
 Vacancies 8
Section 4.
 Retirement 8
Section 5.
 Place of Meetings and Meetings by Telephone 8
Section 6.
 Regular Meetings 9
Section 7.
 Special Meetings 9
Section 8.
 Quorum 9
Section 9.
 Waiver of Notice 9
Section 10.
 Adjournment 9
Section 11.
Notice of Adjournment 9
Section 12.
 Fees and Compensation of Trustees 9
Section 13.
 Delegation of Power to Other Trustees 10
ARTICLE V  Committees 10
Section 1.
 Committees of Trustees 10
Section 2.
 Proceedings and Quorum 10
Section 3.
 Compensation of Committee Members 10
ARTICLE VI  Officers 10
Section 1.
 Officers 10
Section 2.
 Election of Officers 11
Section 3.
 Subordinate Officers 11
Section 4.
 Removal and Resignation of Officers 11
Section 5.
 Vacancies in Offices 11
Section 6.
 President 12
Section 7.
 Vice Presidents 12
Section 8.
 Secretary 12
Section 9.
 Treasurer 12
ARTICLE VII  Inspection of Records and Reports 13
Section 1.
 Inspection by Shareholders 13
Section 2.
 Inspection by Trustees 13
Section 3.
 Financial Statements 13
ARTICLE VIII
 General Matters 13
Section 1.
 Checks, Drafts, Evidence of Indebtedness 13
Section 2.
 Contracts and Instruments; How Executed 14
Section 3.
 Fiscal Year 14
Section 4.
 Seal 14
Section 5.
 Writings 14

Section 6.
 Severability 14
Section 7.
 Headings 14
ARTICLE IX  Amendments 15






AMENDED AND RESTATED BY-LAWS
OF
Virtus Total Return Fund
(a Delaware Statutory Trust)
ARTICLE I
Introduction

 Section 1.  Agreement and Declaration of Trust

      These Amended and Restated By-Laws (these "Bylaws") shall be subject to the Agreement and Declaration of Trust, as from time to time in effect ("Declaration"), of the Virtus Total Return Fund, a Delaware statutory trust ("Trust"). In the event of any inconsistency between the terms hereof and the terms of the Declaration, the terms of the Declaration shall control.
 Section 2.  Definitions

  Capitalized terms used herein and not herein defined are used as defined in the Declaration.
 ARTICLE II
 Offices
 Section 1.  Principal Office

 The principal executive office of the Trust shall be 518
Seventeenth Street, Suite 1200, Denver, Colorado 80202 until such time as the Trustees may change the location of the principal executive office of the Trust to any other place within or outside the State of Delaware.

 Section 2.  Delaware Office

 The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case, the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the Office of the Secretary of the State of Delaware.

 Section 3.  Other Offices

 The Trustees may at any time establish branch or subordinate offices at any place or places within or outside the State of Delaware as the Trustees may from time to time determine.

 ARTICLE III
 Shareholder Meetings

 Section 1.  Location

 Meetings of Shareholders shall be held at any place designated by the Trustees. In the absence of any such designation, Shareholders' meetings shall be held at the principal executive office of the Trust.

 Section 2.  Call of Meetings

 There shall be no annual Shareholders' meetings except as required by law or applicable rules or regulations. Special meetings of the Shareholders of the Trust or of any Series or Class may be called at any time by the Trustees or by the President or the Secretary for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of the Trust or of any Series or Class as herein provided or provided in the Declaration or upon any other matter as to which such vote or authority is deemed by the Trustees or the President to be necessary or desirable. Meetings of the Shareholders of the Trust or of any Series or Class may be called for any purpose deemed necessary or desirable upon the written request of the Shareholders holding at least a majority of the outstanding Shares of the Trust entitled to vote at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. If the Secretary fails for more than thirty (30) days to call a special meeting, the Trustees or the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice. If the meeting is a meeting of Shareholders of any Series or Class, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series or Class need be called and, in such case, only Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting.

 Section 3.  Notice of Meetings

 All notices of meetings of Shareholders shall be sent or otherwise given to Shareholders in accordance with Section 4 of this Article III not less than ten (10) nor more than one hundred and twenty (120) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.

 Section 4.  Manner of Giving Notice; Affidavit of Notice

 Notice of any meeting of Shareholders shall be (i) given either by hand delivery, first-class mail, telegraphic or other written or electronic communication, charges prepaid, and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is not given to the Trust, notice shall be deemed to have been given if sent to that Shareholder by first-class mail or telegraphic or other written or electronic communication to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or, where notice is given by publication, on the date of publication.

      If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such future notices or reports shall be kept available to the Shareholder, upon written demand of the Shareholder, at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.
      An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the minute book of the Trust.
      Section 5.  Conduct of Meetings of Shareholders
 The meetings of Shareholders shall be presided over by the President, or if he or she is not present, by the Chairman, or if he or she is not present, by any Vice President, unless there is an Executive Vice President, or if none of them is present, then any officer of the Trust appointed by the President to act on his or her behalf shall preside over such meetings. The Secretary, if present, shall act as a Secretary of such meetings, or if he or she is not present or is otherwise presiding over the meeting in another capacity, an Assistant Secretary, if any, shall so act. If neither the Secretary nor the Assistant Secretary is present or, if present, the Secretary is otherwise presiding over the meeting in another capacity, then any such person appointed by the Secretary to act on his or her behalf shall act as Secretary of such meetings.

 Section 6.  Adjourned Meeting; Notice

 Any meeting of Shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the Shares represented at the meeting, either in person or by proxy. Notwithstanding the above, broker non-votes will be excluded from the denominator of the calculation of the number of votes required to approve any proposal to adjourn a meeting. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting at which adjournment is taken and the adjourned meeting is held within a reasonable time after the date set for the original meeting. If the adjournment is for more than sixty (60) days from the date set for the original meeting or a new record date is fixed for the adjourned meeting, notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article III. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

 Section 7.  Voting

 The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of the Trust, as in effect as of such time. The Shareholders' vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than election of Trustees, any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder's approving vote is with respect to all of the Shares that such Shareholder is entitled to vote on such proposal.

 Section 8.  Waiver of Notice; Consent of Absent Shareholders

 The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice provided a quorum is present either in person or by proxy at the meeting of Shareholders and if either before or after the meeting, each Shareholder entitled to vote who was not present in person or by proxy at the meeting of the Shareholders signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders.

      Attendance by a Shareholder at a meeting of Shareholders shall also constitute a waiver of notice of that meeting, except if the Shareholder objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting of Shareholders if that objection is expressly made at the beginning of the meeting.
      Section 9.  Shareholder Action by Written Consent Without a
Meeting
 Except as provided in the Declaration, any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action to be taken is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted provided, however, that the Shareholders receive any necessary Information Statement or other necessary documentation in conformity with the requirements of the Securities Exchange Act of 1934 or the rules or regulations thereunder. Any such written consent may be executed and given by facsimile or other electronic means. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records. Any Shareholder giving a written consent or the Shareholder's proxy holders or a transferee of the Shares or a personal representative of the Shareholder or their respective proxy holders may revoke the Shareholder's written consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.

      If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article III.
      Section 10.  Record Date for Shareholder Notice, Voting and Giving
Consents
      (a) For purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment or postponement thereof, the Trustees may fix in advance a record date which shall not be more than one hundred and twenty (120) days nor less than ten (10) days before the date of any such meeting. Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for one or more Series (or Classes) for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting. If the Trustees do not so fix a record date or close the register or transfer books of the affected Series or Classes, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

      (b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (a) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or (b) when prior action of the Trustees has been taken, shall be (i) such date as determined for that purpose by the Trustees, which record date shall not precede the date upon which the resolution fixing it is adopted by the Trustees and shall not be more than twenty (20) days after the date of such resolution, or (ii) if no record date is fixed by the Trustees, the record date shall be the close of business on the day on which the Trustees adopt the resolution relating to that action.

      (c) Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes. Only Shareholders of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date.

      Section 11.  Proposals of Shareholders

      (a) No business proposed by a Shareholder to be considered at an annual meeting of Shareholders shall be considered by the Shareholders at that meeting unless no less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary date of the date of the proxy statement for the preceding year's annual meeting, or, in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year's annual meeting, not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting or the tenth (10th) day following the day on with public announcement of the date of such meeting is first made, the Secretary of the Trust receives a written notice from the Shareholders proposing that business that sets forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual or special meeting, (2) with respect to each such Shareholder, that Shareholder's name and address (as they appear on the records of the Trust), business address and telephone number, residence address and telephone number, and the number of Shares of the Trust beneficially owned by that Shareholder, (3) any interest of the Shareholder in the proposed business, (4) the name or names of each person nominated by the Shareholder to be elected or reelected as a Trustee, if any, and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of Shares, if any, of the Trust owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of Trustees, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act") (or any provisions of law subsequently replacing Regulation 14A), together with a notarized letter signed by the nominee stating his or her acceptance of the nomination by that Shareholder, stating his or her intention to serve as trustee if elected, and consenting to being named as a nominee for trustee in any proxy statement relating to such election.

      (b) Only such matters shall be brought before a special meeting of Shareholders as shall have been brought before the special meeting pursuant to the Trust's notice of meeting. In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Trust's notice of meeting, if the notice from a Shareholder required by Section 10 hereof shall be delivered to the Secretary of the Trust not later than the close of business fourteen days following the day on which the date of the special meeting and the nominees proposed by the Board of Trustees to be elected at such meeting are publicly announced or disclosed.

      (c) The chairman of the annual or special meeting shall have the power and duty to determine whether notice of matters proposed to be brought before a meeting has been duly given in the manner provided by this Section 10. If the facts warrant, he shall determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10, and, if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be considered or transacted.

      (d) Nothing in this Section 10 shall be deemed to alter or amend the notice requirements set forth in Rule 14a-4(c) under the Exchange Act (or any provisions of law subsequently replacing Rule 14a-4(c)) in connection with the conferral of discretionary voting authority at any annual or special meeting of Shareholders. This Section 10 shall not apply to Shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act (or any provisions of law subsequently replacing Rule 14a-
8). Thus, if an eligible Shareholder's proposal is to be included on the Trust's proxy card, and included along with any supporting statement in the Trust's proxy statement, such proposal must be submitted in accordance with Rule 14a-8 under the Exchange Act. The adjournment of an annual or special meeting, or any announcement thereof, shall not commence a new period for the giving of notice as provided in this Section 10.

      (e) For purposes of this Section 10, a meeting date shall be deemed to have been "publicly announced or disclosed" if such date is disclosed in a press release disseminated by the Trust to a national news service or contained in a document publicly filed by the Trust with the Securities and Exchange Commission.

      Section 12.  Proxies

 Subject to the provisions of the Declaration, Shareholders entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) a written instrument authorizing such a proxy to act is executed by the Shareholder or his or her duly authorized attorney-in-fact and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period, or (ii) the Trustees adopt an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven
(11) months before the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such Person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more Persons. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment or postponement of a Shareholders meeting. At every meeting of Shareholders, unless the voting is conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the chairman of the meeting. Subject to the provisions of the Declaration or these By-Laws, all matters concerning the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

 Section 13.  Inspectors of Election

 Before any meeting of Shareholders, the Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment or postponement. If no inspectors of election are so appointed, the Chairman of the meeting may appoint inspectors of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may appoint a person to fill the vacancy.

      These inspectors shall:
      (a) Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;
      (b) Receive votes, ballots or consents;

      (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

      (d) Count and tabulate all votes or consents;

      (e) Determine when the polls shall close;

      (f) Determine the result; and

      (g) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.
 ARTICLE IV
  Trustees
 Section 1. Powers

 Subject to the applicable provisions of the 1940 Act, the Declaration and these By-Laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees. The Trustees may appoint one of the Trustees to serve as the Chairman of the Board of Trustees, and may also appoint a Vice-Chairman.

 Section 2.  Number of Trustees

 The exact number of Trustees within the limits specified in the Declaration shall be fixed from time to time by a resolution of the Trustees.

 Section 3.  Vacancies

 Vacancies in the authorized number of Trustees may be filled as provided in the Declaration.

 Section 4.  Retirement

 The Trustees may establish a retirement policy from time to time as they deem appropriate.

 Section 5.  Place of Meetings and Meetings by Telephone

 All meetings of the Trustees may be held at any place that has been selected from time to time by the Trustees. In the absence of such a selection, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

 Section 6.  Regular Meetings

 Regular meetings of the Trustees shall be held without call at such time as shall from time to time be fixed by the Trustees. Such regular meetings may be held without notice.

 Section 7.  Special Meetings

 Special meetings of the Trustees may be held at any time or place for any purpose as specified in the Declaration.

 Section 8.  Quorum

 One third (1/3) of the authorized number of Trustees, but not less than two, shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 10 of this Article IV. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Trustees, subject to the provisions of the Declaration. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

 Section 9.  Waiver of Notice

 Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting, prior to or at its commencement, the lack of notice to that Trustee.

 Section 10.  Adjournment

 A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

 Section 11.  Notice of Adjournment

 Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight
(48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in
Section 7 of this Article IV to the Trustees who were present at the time of the adjournment.

 Section 12.  Fees and Compensation of Trustees

 Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This Section 12 of
Article IV shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

 Section 13.  Delegation of Power to Other Trustees

 Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other Trustee. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purpose of establishing a quorum and satisfying the required majority vote.

 ARTICLE V
 Committees

 Section 1.  Committees of Trustees

 The Trustees may by resolution designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Trustees. The number composing such committees and the powers conferred upon the same shall be determined by the vote of a majority of the Trustees. The Trustees may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may delegate to these committees any of its powers, subject to the limitations of applicable law. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.

 Section 2.  Proceedings and Quorum

 In the absence of an appropriate resolution of the Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members present at the meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of such absent member.

 Section 3.  Compensation of Committee Members

      Each committee member may receive such compensation from the Trust for his or her services and reimbursement for his or her expenses as may be fixed from time to time by the Trustees.
 ARTICLE VI
 Officers

 Section 1.  Officers

 The officers of the Trust shall be a President, a Chief Compliance Officer, a Secretary, and a Treasurer. The Trust may also have, at the discretion of the Trustees, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article VI. Any person may hold one or more offices of the Trust except that no one person may serve concurrently as both President and Secretary. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. Any officer may be, but need not be, a Trustee or Shareholder. The Chairman or Vice-Chairman of the Board shall not be deemed to be an officer of the Trust.

 Section 2.  Election of Officers

 The officers of the Trust except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this
Article VI, shall be chosen by the Trustees, and each shall serve at the pleasure of the Trustees, subject to the rights, if any, of an officer under any contract of employment.

 Section 3.  Subordinate Officers

 The Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Trustees may from time to time determine.

 Section 4.  Removal and Resignation of Officers

 Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by a vote of a majority of the Trustees then in office and in attendance, at any regular or special meeting of the Trustees or by the principal executive officer or by such other officer upon whom such power of removal may be conferred by the Trustees. In addition, any officer appointed in accordance with the provisions of Section 3 of this Article may be removed, with or without cause, by any officer upon whom such power of removal shall have been conferred by the
 Trustees.

      Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.
      Section 5.  Vacancies in Offices
 A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.
The President may make temporary appointments to a vacant office pending action by the Trustees.


 Section 6.  President

 Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, the President shall be the chief operating officer of the Trust and shall, subject to the control of the Trustees and the Chairman, have general supervision, direction and control of the business and the officers of the Trust. He or she shall have the general powers and duties of a president of a corporation and shall have such other powers and duties as may be prescribed by the Trustees, the Declaration or these By-Laws.

 Section 7.  Vice Presidents

 In the absence or disability of the President, any Vice President, unless there is an Executive Vice President, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Executive Vice President or Vice Presidents, whichever the case may be, shall have such other powers and shall perform such other duties as from time to time may be prescribed for them respectively by the Trustees or the President or the Chairman or by these By-Laws.

 Section 8.  Secretary

 The Secretary shall keep or cause to be kept at the principal executive office of the Trust, the office of the Administrator, the office of any sub-administrator or such other place as the Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of Shares present or represented at meetings of Shareholders and the proceedings of the meetings.

      The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, a share register or a duplicate share register showing the names of all Shareholders and their addresses and the number and classes of Shares held by each.
      The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Trustees (or committees thereof) required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Trustees or by these By-Laws.
      Section 9.  Treasurer
 The Treasurer shall be the chief accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust and each Series or Class thereof, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings of all Series or Classes thereof. The books of account shall at all reasonable times be open to inspection by any Trustee.

      The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Trustees or these By-Laws.
      ARTICLE VII
      Inspection of Records and Reports
 Section 1.  Inspection by Shareholders

 The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any Series shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

 Section 2.  Inspection by Trustees

 Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

 Section 3.  Financial Statements

 A copy of any financial statements and any income statement of the Trust for each semi-annual period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement or a copy shall be mailed to any such Shareholder. The semi-annual income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.

 ARTICLE VIII
 General Matters

 Section 1.  Checks, Drafts, Evidence of Indebtedness

 All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

 Section 2.  Contracts and Instruments; How Executed

 The Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

 Section 3.  Fiscal Year

 The fiscal year of the Trust and each Series shall be fixed and refixed or changed from time to time by the Trustees.

 Section 4.  Seal

 The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect.
The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

 Section 5.  Writings

 To the fullest extent permitted by applicable laws and regulations:

 (a) all requirements in these By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

      (b) all requirements in these By-Laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

      Section 6.  Severability

 The provisions of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Internal Revenue Code or with other applicable laws and regulations the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

 Section 7.  Headings

 Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

 ARTICLE IX
  Amendments

      Except as otherwise provided by applicable law or by the Declaration, these By-Laws may be restated, amended, supplemented or repealed by a majority vote of the Trustees.